                                                             Exhibit 23.1
                                                             Tiffany & Co.
                                                             Report on Form 10-K
                                                             FY 2001




                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-82653) and Form S-8 (File Nos. 333-43978, 333-85195, 333-85197, 333-85199, 333-85201 and 033-54847) of Tiffany & Co. and
Subsidiaries of our report dated February 27, 2002 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 27, 2002 relating to the financial statement schedule, which appears in this Form 10-K.


/s/ pricewaterhousecoopers LLP

New York, New York
April 9, 2002